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                                                                    EXHIBIT 10.4


                          MEMORANDUM OF UNDERSTANDING
                        Employment of Daniel F. Gillis
                            Title: President & CEO
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1.   INDENT & PURPOSE
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Software AG Systems, Inc. ("SAGSI") desires to continue your employment in an
Executive Manager capacity. SAGSI Employs you as President and CEO, and to perform and discharge such services and duties reasonably commensurate with such position and as shall be assigned to you from time to time by the Board of Directors of SAGSI.

This Memorandum is intended to outline the rights and responsibilities of SAGSI and you in the event of termination caused by either party. It is NOT intended as, nor should it be considered, an employment contract.

2.   EMPLOYMENT AT WILL
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SAGSI is an at will employer. Either you or SAGSI may terminate the employment
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relationship at any time.

3.   DESIRE OF NOTICE
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Though the employment relationship is at will, each party is required to give the other ninety (90) days' written notice of intent to terminate the employment relationship, including a termination due to retirement.

4.   DEFINITION OF CAUSE
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For purposes of this MEMORANDUM, "cause" means: felonious illegal acts as determined by a competent court of law within the United States, as well as the breach or violation of any other signed agreements, i.e. Confidentiality Agreements, etc., and the destruction of Company property.

5.   TERMINATION
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In the event SAGSI shall terminate your employment, other than for cause, it will pay severance benefits equal to twelve (12) months of your then-current salary, plus annual bonus ($460,000 minimum). This amount will be paid out in equal monthly increments over a year.

Additionally, for the period of time to which the severance payments relate or until you find alternative employment if earlier, SAGSI will continue your health and other fringe benefits as provided under the SAGSI plan(s) made generally available to all employees, and pay you on a monthly basis, an amount equal to your car allowance.
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Memorandum of Understanding
Page 2


Voluntary resignation will be considered "termination other than for cause" by SAGSI if the resignation is not in anticipation of a discharge for "cause" and occurs within ninety (90) days of a substantial change in title or substantial reduction in your compensation and benefits or a substantial reduction in your job. Voluntary resignation in any other circumstance will not be considered "termination other than for cause" by SAGSI, and no severance or other benefits will be due under this Section 5 in connection with such a resignation.

6.   SUCCESSORS BOUND
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SAGSI's rights and obligations under this Memorandum shall be binding upon its successors and assigns.

7.   OTHER AGREEMENTS
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Upon execution, this Memorandum of Understanding will replace and supersede any prior existing agreements between SAGSI and you relating to severance.
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/s/ Rick Rickertsen                                      4/24/97
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Rick Rickertsen                                 Date
for the Board of Directors


/s/ Daniel F. Gillis                                     4/24/97
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Daniel F. Gillis                                Date
President and CEO